UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 2, 2005 (March 1, 2005)

Hexcel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8472	94-1109521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut
06901-3238

(Address of principal executive offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On March 1, 2005, Hexcel Corporation (“Hexcel”) entered into a new $350 million senior secured credit facility (the “New Facility”), consisting of a $225 million term loan and a $125 million revolving loan.  The term loan under the New Facility is scheduled to mature on March 1, 2012 and the revolving loan under the New Facility is scheduled to expire on March 1, 2010.  Hexcel has the option of selecting either a LIBOR-based or U.S. domestic-based interest rate on the revolving loan, while the term loan has a LIBOR-based interest rate.  The total interest rate for each of the term loan and the revolving loan fluctuates as the margin added to the base interest rate can change based on the amount of leverage of Hexcel and its subsidiaries, taken as a whole.  The New Facility was entered into by and among Hexcel, certain lenders, Banc of America Securities LLC, as syndication agent and as a joint lead arranger, Deutsche Bank Securities Inc., as sole book manager and as a joint lead arranger, Credit Suisse First Boston, acting through its Cayman Islands Branch, as a documentation agent, Wachovia Bank, National Association, as a documentation agent, and Deutsche Bank Trust Company Americas, as administrative agent.  In connection with the New Facility, two of Hexcel’s U.S. subsidiaries, Clark-Schwebel Holding Corp. and Hexcel Reinforcements Corp. (the “Guarantors”), entered into a Subsidiary Guaranty with Deutsche Bank Trust Company Americas, as guaranteed party, pursuant to which they guarantee the obligations of Hexcel under the New Facility.  In addition, Hexcel and the Guarantors entered into a Security Agreement with Deutsche Bank Trust Company Americas, as secured party, in which Hexcel and the Guarantors pledged certain assets as security for the New Facility.  The assets pledged include, among other things, the receivables, inventory, property, plant and equipment and intellectual property of Hexcel and the Guarantors, and 65% of the share capital of Hexcel’s Danish subsidiary and first-tier U.K. subsidiary.

Proceeds from a portion of the term loan under the New Facility were used to repay all amounts outstanding, and terminate all commitments, under the $115 million five-year secured revolving credit facility among Hexcel, Hexcel Composites Limited, Hexcel Composites GmbH and Hexcel Composites GmbH & Co. KG, as borrowers, the guarantors named therein, the lenders party thereto from time to time, Fleet Capital Corporation, as administrative agent and fronting bank, Fleet National Bank, London U.K. branch, as fronting bank and issuing bank, Fleet National Bank, as issuing bank, and Fleet Securities, Inc., as lead arranger.  The terminated credit facility was scheduled to expire on March 31, 2008.

In addition, a portion of the term loan under the New Facility was used to repurchase all of the outstanding 9.875% Senior Secured Notes due 2008 of Hexcel pursuant to Hexcel’s previously announced tender offer and consent solicitation.  Hexcel intends to use the remainder of the term loan and a portion of the revolving loan under the New Facility, as well as cash on hand, to redeem its 9-3/4% Senior Subordinated

Notes due 2009 and 7% Convertible Subordinated Debentures due 2011, each of which were called on March 1, 2005 for redemption on March 31, 2005.

The revolving loan under the New Facility also is available for working capital and other general corporate purposes, including letters of credit and standby letters of credit.

The New Facility contains financial and other covenants, including, but not limited to, restrictions on the incurrence of debt and grant of liens, as well as the maintenance of an interest coverage ratio and a leverage ratio.  A violation of any of these covenants could result in a default under the New Facility, which would permit the lenders to accelerate the payment of all outstanding borrowings under the New Facility and to terminate the New Facility.  In addition, such a default could, under certain circumstances, permit the holders of other outstanding unsecured debt to accelerate the repayment of such obligations.

Goldman Sachs Credit Partners, L.P. is a lender under the New Facility.  Affiliates of Goldman Sachs Credit Partners, L.P. own capital stock in Hexcel representing approximately 24.6% of the total voting power in Hexcel and are parties to agreements with Hexcel, including an amended and restated governance agreement and a registration rights agreement, with respect to the shares of capital stock held by such affiliates.  A complete description of the existing relationships between affiliates of Goldman Sachs Credit Partners, L.P. and Hexcel is contained in the final prospectus filed by Hexcel with the Securities and Exchange Commission on December 15, 2004.

The preceding summaries of certain provisions of the New Facility and related agreements are qualified in their entirety by reference to the copies of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Reference is made to the information contained under Item 1.01 with respect to the terminated credit facility and under Item 8.01 with respect to the satisfaction and discharge of the indenture for the 9.875% Senior Secured Notes.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant

Reference is made to the information contained under Item 1.01 with respect to the New Facility and related agreements.

Section 8 — Other Events

Item 8.01 Other Events

On March 1, 2005, Hexcel issued a press release announcing the consummation of its tender offer and consent solicitation with respect to its 9.875% Senior Secured Notes due 2008 issued pursuant to an indenture, dated March 19, 2003, between Hexcel, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Pursuant to the tender offer and consent solicitation, Hexcel accepted for payment and purchased $125 million principal amount of the 9.875% Senior Secured Notes, which represented 100% of the total outstanding principal amount thereof.  Upon the consummation of the tender offer and consent solicitation, the indenture, which contained various restrictive covenants relating to Hexcel and the guarantors, was deemed to be satisfied and discharged.  In addition, the collateral securing the 9.875% Senior Secured Notes was released and the security documents with respect to such collateral were terminated.

Hexcel also announced on March 1, 2005 that it has called for redemption $100 million principal amount of its 9-3/4% Senior Subordinated Notes due 2009 and $19.25 million principal amount of its 7% Convertible Subordinated Debentures due 2011, representing all of the outstanding 9-3/4% Senior Subordinated Notes which have not previously been called for redemption and all of the outstanding 7% Convertible Subordinated Debentures. The redemption price for the 9-3/4% Senior Subordinated Notes is 103.9% plus accrued interest. The redemption price for the 7% Convertible Subordinated Debentures is 100% plus accrued interest. The redemption date for each redemption is March 31, 2005.

A copy of the announcement is filed as an exhibit to this Current Report and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

10.1         Credit Agreement, dated as of March 1, 2005 by and among Hexcel Corporation, as Borrower, the Lenders listed therein, as Lenders, Banc of America Securities LLC, as Syndication Agent and Joint Lead Arranger, Deutsche Bank Securities Inc., as Sole Book Manager and Joint Lead Arranger, Deutsche Bank Trust Company Americas, as Administrative Agent, and Credit Suisse First Boston and Wachovia Bank, National Association, as Documentation Agents.

10.2         Security Agreement, dated as of March 1, 2005 by and among Hexcel Corporation, each of the subsidiary guarantors listed therein, and each additional guarantor that may become a party, and Deutsche Bank Trust Company Americas, as Administrative Agent for and representative of the beneficiaries defined therein.

10.3         Subsidiary Guaranty, dated as of March 1, 2005 by Clark-Schwebel Holding Corp. and Hexcel Reinforcements Corp., as Guarantors, in favor of and for the benefit of Deutsche Bank Trust Company Americas, as agent for and representative of any swap counterparties defined therein and the lenders party to the Credit Agreement.

99.1         Press release dated March 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION
(Registrant)

/s/ Stephen C. Forsyth
Stephen C. Forsyth
Executive Vice President and
Chief Financial Officer

Date: March 2, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1

Credit Agreement, dated as of March 1, 2005 by and among Hexcel Corporation, as Borrower, the Lenders listed therein, as Lenders, Banc of America Securities LLC, as Syndication Agent and Joint Lead Arranger, Deutsche Bank Securities Inc., as Sole Book Manager and Joint Lead Arranger, Deutsche Bank Trust Company Americas, as Administrative Agent, and Credit Suisse First Boston and Wachovia Bank, National Association, as Documentation Agents.

10.2

Security Agreement, dated as of March 1, 2005 by and among Hexcel Corporation, each of the subsidiary guarantors listed therein, and each additional guarantor that may become a party, and Deutsche Bank Trust Company Americas, as Administrative Agent for and representative of the beneficiaries defined therein.

10.3

Subsidiary Guaranty, dated as of March 1, 2005 by Clark-Schwebel Holding Corp. and Hexcel Reinforcements Corp., as Guarantors, in favor of and for the benefit of Deutsche Bank Trust Company Americas, as agent for and representative of any swap counterparties defined therein and the lenders party to the Credit Agreement.

99.1	Press release dated March 1, 2005.